EXHIBIT 23.2





PRICEWATERHOUSECOOPERS
--------------------------------------------|------------------------------
                                            |
                                            | Price.watarriouseCoopers LLP
                                            | 2001 Ross Avenue, Suite 1800
                                            | Dallas TX 75201-2997
                                            | Telephone  (214) 999 1400
                                            | Facsimile (214) 754 7991




           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                                      FIRM

We hereby consent to the incorporation by reference in this Registration Statement of our report dated July M, 2006 relating to the financial statements, which appears in the Annual Report of the Nokia Retirement Savings and Investment Plan on Form 11-K for the year ended December 31, 2005.


/s/ PriceWaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Dallas, Texas
March 29, 2007